CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TEAM, INC.
Team, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:
1.This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 29, 2011, as amended by that certain Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 24, 2013 (the “Certificate of Incorporation”).
2.The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.
3.That the first sentence of Article IV of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:
The aggregate number of shares which the corporation shall have the authority to issue is 120,500,000 shares, of which 120,000,000 shares shall be common shares, par value $0.30 each (“Common Stock”), and of which 500,000 shares shall be preferred shares, par value $100.00 each (“Preferred Stock”), issuable in series.
4.This Certificate of Amendment to the Certificate of Incorporation so adopted (i) shall be effective as of 5:00 p.m., Eastern Time, on November 28, 2022, (ii) reads in full as set forth above and (iii) is hereby incorporated into the Certificate of Incorporation by this reference. All other provisions of the Certificate of Incorporation remain in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by André C. Bouchard, its Executive Vice President, Administration, Chief Legal Officer & Secretary, this 28th day of November, 2022.

By:	/s/ André C. Bouchard
Name:	André C. Bouchard
Title:	Executive Vice President, Administration, Chief Legal Officer & Secretary

[Signature Page to Certificate of Amendment]